UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant	☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
STATERA BIOPHARMA, INC. (Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials:
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

November  , 2022
November [•], 2022
To Our Stockholders:
You are cordially invited to attend the 2022 annual meeting of stockholders of Statera Biopharma, Inc. to be held at 10:00 a.m. Eastern Time on December 16th, 2022 in virtual format only via live audio webcast, rather than at any physical location. Details regarding the meeting, the business to be conducted at the meeting, and information about Statera Biopharma, Inc. that you should consider when you vote your shares are described in this proxy statement.
At the annual meeting, you will be asked to (i) elect the five directors to our board of directors, (ii) ratify the appointment of BF Borgers CPA LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022, (iii) approve the adoption of an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-60, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company’s board of directors and publicly announced by the Company on or before December 16, 2023 without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”), and (iv) approve, for purposes of Rule 5635(d), the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to Silverback Capital Corporation (“SCC”).
The board of directors recommends a vote “FOR” each of the five directors to our board of directors and “FOR” each of the other proposals.
Such other business will be transacted as may properly come before the annual meeting.
Due to concerns regarding the current public health crisis related to the novel coronavirus, or COVID-19, and the health and wellbeing of our stockholders, employees and directors, we will hold our annual meeting in virtual format only via live audio webcast instead of holding the meeting in Fort Collins, Colorado or at any physical location. You or your proxyholder may participate, vote and examine our stockholder list at the virtual annual meeting by visiting www.virtualshareholdermeeting.com/STAB2022 and using the control number provided with your proxy materials.
We hope you will be able to attend the virtual annual meeting. Whether you plan to attend the annual virtual meeting or not, it is important that you cast your vote either electronically at the meeting or by proxy. Regardless of the number of shares you own, please vote your shares as soon as possible electronically over the Internet, by mobile device, or by signing, dating and returning the proxy card included with a paper copy of the proxy statement as promptly as possible. Electronic voting is fast and easy. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.
Thank you for your continued support of Statera Biopharma, Inc. We look forward to virtually seeing you at the annual meeting.
Sincerely,

Michael K. Handley
Chairman of the Board of Directors

Statera Biopharma, Inc.
4333 Corbett Drive, Suite 1082
Fort Collins, CO 80525

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS
to be held Friday, December 16, 2022

TO THE STOCKHOLDERS OF STATERA BIOPHARMA, INC.:
NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Statera Biopharma, Inc. (the “Company”), a Delaware corporation, will be held telephonically, on Friday, December 16, 2022, at 10:00 a.m., Eastern Time, for the following purposes:
(1)	To elect the five directors to our board of directors;
(2)	To ratify the appointment of BF Borgers CPA LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
(3)
To approve the adoption of an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-60, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company’s board of directors and publicly announced by the Company on or before December 16, 2023 without further approval or authorization of the Company’s stockholders; and

(4)
To approve, for purposes of Nasdaq Rule 5635(d), the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to Silverback Capital Corporation to Silverback Capital Corporation (“SCC”).

These items of business are more fully described in the proxy statement accompanying this Notice.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES AND IN FAVOR OF THE OTHER PROPOSALS DESCRIBED ABOVE AND IN THE ACCOMPANYING PROXY STATEMENT.
The record date for the Annual Meeting is November 4, 2022. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof.
By Order of the Board of Directors

/s/ Michael K. Handley
Michael K. Handley
Chairman of the Board of Directors
President and Chief Executive Officer

December 16, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDERS’ MEETING TO BE HELD ON DECEMBER 16, 2022

The Notice of 2022 Annual Meeting of Stockholders, Proxy Statement and 2021 annual report to stockholders are available at:

This proxy statement and our 2021 annual report to stockholders are available for viewing, printing, and downloading at www.virtualshareholdermeeting.com/STAB2022. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2021, on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov, or in the “Investors” section of our website at http://www.ir.staterabiopharma.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to:

Statera Biopharma, Inc.
4333 Corbett Drive, Suite 1082
Fort Collins, CO 80525
Attention: Corporate Secretary

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
to be held December 16, 2022

Page
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE 2022 ANNUAL MEETING OF STOCKHOLDERS	1
PROPOSAL 1 – ELECTION OF BOARD OF DIRECTORS	6
CORPORATE GOVERNANCE	9
Director Independence	9
Board of Directors Leadership Structure	9
Risk Oversight	9
Committees of the Board of Directors	9
Meetings of the Board of Directors in 2021	10
Director Nominations	10
Governance Policies and Procedures	12
Certain Relationships and Related Transactions	14
EXECUTIVE OFFICERS	15
Summary Compensation Table	16
Narrative Disclosure to Summary Compensation Table	16
Outstanding Equity Awards at Fiscal Year-End	18
Director Compensation	18
AUDIT COMMITTEE REPORT	20
AUDIT AND NON-AUDIT FEES	21
PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS	22
PROPOSAL 3 – APPROVAL OF REVERSE STOCK SPLIT	23
PROPOSAL 4 – APPROVAL OF THE ISSUANCE OF ISSUANCE OF UP TO 15,976,737 SHARES OF COMMON STOCK UPON CONVERSION OF CERTAIN CONVERTIBLE PROMISSORY NOTES ISSUED OR TO BE ISSUED TO SILVERBACK CAPITAL CORPORATION	30
i

Statera Biopharma, Inc.
4333 Corbett Drive, Suite 1082
Fort Collins, CO 80525
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND THE
2022 ANNUAL MEETING OF STOCKHOLDERS
Q:	Why am I receiving these materials?
A:
The Board of Directors (the “Board”) of Statera Biopharma, Inc. (the “Company,” “we,” “our,” or “us,” as the context requires) is providing this proxy statement (this “Proxy Statement”) to solicit your proxy in connection with the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held virtually, on Friday December 16th, 2022, at 10:00 a.m., Eastern Time. The Board is requesting your vote on the proposals described in this Proxy Statement. This Proxy Statement and the accompanying proxy card, or voting instruction form, as applicable, are being mailed to stockholders on or about November 28, 2022.

Q:	Who is soliciting the proxies?
A:
We are soliciting proxies in the form enclosed on behalf of the Board. Our Board has selected Michael K. Handley and Christopher Zosh (the “Named Proxies”) to vote all shares for which the Company has been appointed to act as proxy at the Annual Meeting. The Named Proxies will vote any properly executed proxy, if received in time and not revoked, at the Annual Meeting in accordance with your directions. The Named Proxies will vote any signed proxy that fails to specify a choice on any proposal to be acted upon at the Annual Meeting in accordance with the Board’s voting recommendations (as described below in “What are the Board’s voting recommendations?”), and, in the Named Proxies’ discretion, FOR or AGAINST such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:	What information is contained in these materials?
A:
This Proxy Statement contains information related to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of the Company’s executive officers and directors, and other required information. We have also enclosed for your review the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2021 (the “2021 Annual Report”), which contains financial and other information about our business during our last fiscal year.

Q:	What proposals will be voted on at the Annual Meeting?
A:	There are five matters on which a vote is scheduled at the Annual Meeting:
•	The election of the five directors to the Board (Proposal 1);
•	The ratification of the appointment of BF Borgers CPA LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2);
•
The approval of the adoption of an amendment to the Company’s certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-10 and not greater than 1-for-60, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Company’s Board and publicly announced by the Company on or before December 16, 2023 without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split”) (Proposal 3); and

•
The approval of, for purposes of Rule 5635(d), the issuance of issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to Silverback Capital Corporation (“SCC”) (Proposal 4).

We will also consider and vote upon any other business properly brought before the Annual Meeting, or any adjournment or postponement thereof. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the meeting.
Q:	What are the Board’s voting recommendations?
A:	The Board recommends that you vote your shares:
•	FOR the election of the five directors to the Board (Proposal 1);
•	FOR the ratification of the appointment of BF Borgers CPA LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2022 (Proposal 2);
•	FOR the approval of the Reverse Stock Split (Proposal 3); and
•
FOR the approval of, for purposes of Rule 5635(d), the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to SCC (Proposal 4).

Q:	What shares may I vote?
A:	You may vote all shares of the Company’s common stock, par value $0.005 per share, that you owned as of the close of business on November 4, 2022 (the “Record Date”). These shares include:
1.	those held directly in your name as the stockholder of record; and
2.	those held for you as the beneficial owner through a bank, broker, or similar institution at the close of business on the Record Date.
Each share of common stock is entitled to one vote. On the Record Date, there were 54,661,890 shares of common stock issued and outstanding. There was no other class of voting securities of the Company outstanding on the Record Date.
Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?
A:
Most Company stockholders hold their shares through a bank, broker or similar institution rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), you are considered, with respect to those shares, the stockholder of record and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to vote your shares in person at the Annual Meeting or to grant a proxy to vote your shares to the Company or any other person who will appear in person at the Annual Meeting, and any adjournment or postponement thereof, and vote your shares on your behalf.
Beneficial Owner
If you hold shares in a stock brokerage account or through a bank or similar institution, you are considered the beneficial owner of shares held in street name, and your bank, broker or nominee is forwarding these proxy materials to you. Your bank, broker, or nominee is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker, or other nominee on how to vote your shares, but because you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your bank, broker, or nominee has enclosed a voting instruction form for you to use.
Q:	May I attend the Annual Meeting in person?
A.	If you are a stockholder of record, you are invited to attend the Annual Meeting and vote your shares in person at the Annual Meeting.

If you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a signed proxy from your bank, broker or other nominee giving you the right to vote the shares in person at the Annual Meeting.
All stockholders attending the Annual Meeting will be asked to present a form of photo identification, such as a driver’s license, in order to be admitted to the meeting. By attending the Annual Meeting, stockholders agree to abide by the agenda and procedures for the Annual Meeting, copies of which will be distributed to attendees at the meeting.
Q:	How can I vote my shares?
A:
Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote. If you hold your shares directly, you may vote by granting a proxy. If you hold your shares in street name, you may submit voting instructions to your bank, broker, or other nominee. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction form included by your broker or nominee.

By Mail—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction form provided by your bank, broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct at the Annual Meeting. If you sign but do not provide instructions, your shares will be voted as described below in “How are votes counted?”
On the Internet—Follow the instructions included in the proxy card included with a paper copy of the proxy statement to vote by Internet. If you vote online, you do not need to mail in your proxy card.
By mobile device using smartphone or tablet—If you choose to vote by mobile device, scan the QR Code imprinted on the proxy card using either a smartphone or table and you will be taken directly to the Internet voting site.
By Telephone—If you hold your shares in street name and the firm that holds your shares offers voting by telephone, your broker voting instruction form will contain instructions on how to vote by telephone. If you vote by telephone, you do not need to mail in your proxy card. If you hold your shares directly in your name as the stockholder of record you may not vote by telephone.
Electronically at the meeting—If you attend the virtual Annual Meeting, you may vote electronically at the Annual Meeting. To attend, you must go to the meeting website at www.virtualshareholdermeeting.com/STAB2022 and enter the16-digit control number found on your proxy card. Please note you will only be able to attend, participate and vote in the Meeting using this website.
Internet and mobile device voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on December 15, 2022.
If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted by proxy. Internet voting also may be offered to stockholders owning shares through certain banks and brokers. You may also attend the virtual Annual Meeting by visiting the meeting website at www.virtualshareholdermeeting.com/STAB2022 and entering the 16-digit control number found on the voting instruction form sent to you by your bank, broker or other holder of record.
Q:	May I change or revoke my vote?
A:	Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting.
If you hold your shares directly and returned your proxy by mail, you must (a) provide written notice of revocation to the Secretary of the Company, (b) timely deliver a valid, later-dated proxy, or (c) vote in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself revoke your previously granted proxy unless you give written notice of revocation to the Secretary of the Company before the Annual Meeting or you vote at the Annual Meeting. Any proxy submitted by a stockholder of record may be revoked at any time prior to its exercise at the Annual Meeting.

For shares you own beneficially, you may change your vote by submitting new voting instructions to your bank, broker or nominee. If you voted on the Internet or by telephone, you may change your vote by following the instructions for voting by either method until the cut-off time stated in the proxy instructions.
Q:	How are votes counted?
A:
For Proposal 1 (the election of directors), you may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or “FOR ALL EXCEPT” one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors (Proposal 1) and will not affect the results of that vote.

For Proposal 2 (the ratification of our independent registered public accounting firm for the fiscal year ending December 31, 2022), you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.
For Proposal 3 (the approval of the Reverse Stock Split) you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.
For Proposal 4 (the approval of, for purposes of Rule 5635(d), the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to SCC, you may vote “FOR”, “AGAINST” or “ABSTAIN.” For abstentions, see “What happens if I abstain from voting?” below.
For abstentions, see “What happens if I abstain from voting?” below.
If you specify a voting choice, the shares will be voted in accordance with that choice. If you vote your shares, but do not indicate your voting preferences, the Named Proxies will vote your shares in accordance with the recommendations of the Board.
If you are a beneficial owner and you have not provided voting instructions to your broker, your broker may exercise discretion to vote your shares only with respect to the ratification of our independent registered public accounting firm (Proposal 2) and the Reverse Stock Split proposal (Proposal 3). Your broker does not have discretionary authority to vote your shares in the election of directors (Proposal 1), or the proposal to approve, for purposes of Rule 5635(d), the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to Silverback Capital Corporation (Proposal 4). See “What is a broker non-vote?” for more information.
Q:	What is the quorum requirement for the Annual Meeting?
A:
The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares of common stock and entitled to vote. The shares may be present in person or represented by proxy at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be counted as present and entitled to vote for purposes of determining a quorum at the Annual Meeting.

Q:	What is the voting requirement to approve each of the proposals?
A:	In the election of directors (Proposal 1), the five directors who receive the highest number of votes “FOR” their election will be elected as directors. This is called a plurality vote.
The ratification of our independent registered public accounting firm (Proposal 2), and the proposal to approve the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to SCC (Proposal 4) will each require the affirmative vote of a majority of the votes cast on such proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.
The proposal to approve the Reverse Stock Split (Proposal 3) will require the affirmative vote of a majority of votes outstanding and entitled to vote thereon.
In each case, a quorum must be present at the Annual Meeting for a valid vote.

Q:	What happens if I abstain from voting?
A:
If an executed proxy card or voting instruction form is returned and the stockholder has explicitly abstained from voting on any proposal, the shares represented by the proxy will be considered present at the Annual Meeting for the purpose of determining a quorum. Abstentions will not be counted as votes cast and therefore they will have no effect on the outcome of Proposals 1 through 4.

Q:	What is a “broker non-vote”?
A:
A “broker non-vote” occurs when a broker submits a proxy that does not indicate a vote for one or more of the proposals because the broker has not received instructions from the beneficial owner on how to vote on such proposal and does not have discretionary authority to vote in the absence of instructions. Brokers have discretionary authority to vote on matters that are deemed “routine,” such as the ratification of our independent registered public accounting firm (Proposal 2) and the Reverse Stock Split proposal (Proposal 3). Brokers do not have discretionary authority to vote on the proposal to approve, for purposes of Rule 5635(d), the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to SCC (Proposal 4). Broker non-votes will be counted for the purposes of determining whether a quorum exists at the Annual Meeting, but because they are not votes that are cast, they will (i) have no effect on the outcome of Proposals 1, 2, and 4 and (ii) have the same effect as a vote against Proposal 3.

Q:	Will I have dissenters’ rights?
A:	No dissenters’ rights are available under the General Corporation Law of the State of Delaware, our certificate of incorporation, or our bylaws to any stockholder with respect to any of the proposals.
Q:	What does it mean if I receive more than one proxy card or voting instruction form?
A:	It means your shares are registered differently or are held in more than one account. Please provide voting instructions for all proxy cards and voting instruction forms you receive.
Q:	Where can I find the voting results of the Annual Meeting?
A:	We will announce preliminary voting results at the Annual Meeting and publish final results in a Current Report on Form 8-K following the Annual Meeting.

PROPOSAL 1 – ELECTION OF BOARD OF DIRECTORS
Background
The directors of the Company are elected annually and hold office for the ensuing year until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. The directors are elected by a plurality of the votes cast by stockholders. The Company’s bylaws state that the number of directors constituting the entire Board will be determined by resolution of the Board. The number of directors currently fixed by the Board is five.
No proxy may be voted for more people than the number of nominees listed below. Shares represented by all proxies received by the Board and not marked to vote against or to withhold authority to vote for any individual director will be voted “FOR” the election of each of the nominees named below (unless one or more nominees becomes unable or unwilling to serve). All of the nominees have indicated their willingness to serve if elected, but if any should become unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board. No nominations for directors were received from stockholders and no other candidates are eligible for election as directors at the Annual Meeting.
The following table and the paragraphs following the table set forth information regarding the current ages, positions, and business experience of the five directors for election to the Board as of the date of this Proxy Statement.
Name	Position	Age	Initial Year in Office
Michael K. Handley	Chair of the Board, President, and Chief Executive Officer	51	2021
Satish Chandran, Ph.D.	Director	67	2022
Uday Saxena, Ph.D.	Director	65	2022
Blake Hawley, DVM, MBA	Director	58	2022
John Kallassy, MBA, CPA	Director	58	2022
MICHAEL K. HANDLEY, Chief Executive Officer. Michael Handley. Mr. Handley became a director and Chief Executive Officer and President of the Company upon the closing of the Company’s merger with Old Cytocomin July 2021. He also served as Chief Executive Officer and director of Old Cytocom, positions he has held since April 2020. Beginning in the spring of 2021, Mr. Handley has also been serving as chief executive officer and chairman of Sparta Healthcare Acquisition Corp., a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the healthcare industry. Mr. Handley also serves on the board of directors of BioVet Tech, Inc., a private company, and as a member of the board of directors of NeoFusion Therapeutics, Inc., a private company. Previously, Mr. Handley served as Chief Executive Officer and director of Immune Therapeutics, from July 2019 through March 2020. From 2012 through 2018, Mr. Handley served as Chief Executive Officer and director of Armis Biopharma, a development-stage healthcare company, where Mr. Handley was responsible for day-to-day operations, executing a profitable growth strategy, obtaining global product approvals, overseeing intellectual property strategy, product commercialization, business development and financing. Mr. Handley founded Vessix Vascular, Inc. in 2011 and served as Vice President of Clinical, Quality and Regulatory until 2012. Mr. Handley was also Global Head of Regulatory at Acclarent, Inc. from 2010 to 2011. Prior to this, he was Vice President of Regulatory and Chief Compliance Officer of Spectranetics (Nasdaq: SPNC) a medical device company, from 2007 until 2010. Mr. Handley was the Chief Executive Officer and Vice President of Business development, Quality and Regulatory at Accelapure Corporation, a biotechnology company, from 2005 until 2007. Mr. Handley expanded his executive skill set as a Senior Management Consultant in the healthcare field at Pittiglio Rabin Todd & McGrath (now PricewaterhouseCoopers) from 2004 until 2005. Prior to beginning his business career, Mr. Handley spent several years in various consulting and drug development roles at the public biotech companies Genentech, Inc. (Nasdaq: DNA), Amgen Inc. (Nasdaq: AMGN) and Gliatech Inc. (formerly Nasdaq: GLIA). Mr. Handley graduated cum laude from Colorado State University with Bachelor of Science degrees in molecular biology, exercise physiology and minors in chemistry, and neurobiology in 1995. Mr. Handley earned an M.B.A. from The Graziadio Business School at Pepperdine University in 2001. Mr. Handley’s in-depth knowledge of the Company and its programs, as well as his prior experience in the biopharmaceutical industry, make him a valuable member of the board.
SATISH CHANDRAN, PH.D. has been a Director of the Company since February 2022. Satish Chandran is currently the President and Chief Executive Officer of Lay Sciences and Prodigy Bio., since 2021 Both Lay Sciences and Prodigy Bio are engaged in developing products based on IgY (chicken egg immunoglobin)-based technology addressing significant unmet market needs. While Lay Sciences is focused on the OTC markets, Prodigy Bio is focused on developing therapeutic products. Prior to Lay Sciences and Prodigy Bio, Satish Chandran (Satish) founded Somahlution and was the Company’s Chief Executive Officer and a member of its Board of Directors since its inception in 2010 until it was acquired by Marizyme 2020. He was the President, Chief Operating Officer and Chief Technology Officer of Marizyme until 2021. Satish’s career started at Fox Chase Cancer Center in Philadelphia in 1984 where he was a post-doctoral fellow and a Research Associate in the mechanistic enzymology/biophysics group. His career in industry started when he joined Apollon in 1992, a company focused on developing first-in-class DNA-based vaccines. At Apollon his team launched several novel products into the clinic. Following the acquisition of Apollon by Wyeth in 1998, Satish directed the Nucleic Acid vaccine group at Wyeth Vaccines (AHP). Satish left Wyeth Vaccines to cofound Nucleonics in 2000, based on his discoveries in RNA interference. As its COO and CSO, he advanced the development of first-in-class products for HBV and HCV therapeutics. He joined Pfizer Biotherapeutics-OTU as its Chief Technology Officer in 2008, heading programs in oncology and metabolic diseases. He left Pfizer in 2010 and founded Somahlution-a medical device company, to build a novel concept in the treatment of ischemia reperfusion injury. At Somahlution as its CEO, Satish built the teams that advanced several products through development, including the commercial launch of its flagship product DuraGraft, a novel 1st in class product that preserves vascular conduits for use in vascular surgeries. All through and between his tenure in industry Satish joined academia as faculty; starting at Fox Chase Cancer Center, followed by; as Associate Professor of Biochemistry at Thomas Jefferson University (2000-2002), as Professor at Blumberg Institute (Institute for Viral Hepatitis Research) in 2008-2009, as Professor at North Dakota State University (2010-2012) and as the Director of the Center of Excellence for Biopharmaceutical Research & Development and Professor of Pharmaceutics. During his tenure at Nucleonics he was also the co-Director for the Drug Delivery Team of the Pennsylvania Nanotechnology Institute (2005-2008). Dr. Chandran received his Ph.D. from Memorial University in Newfoundland, Canada and completed a post-doctoral fellowship at Fox Chase Cancer Center in Philadelphia. Satish has produced numerous publications in vaccines, drugs and biologics and several patents in diverse areas of biotechnology. His career in biological research and development has spanned across academia and industry; early start up and mid-stage biotech companies to large pharmaceutical companies. All through, his research interests in discovery, product development with commercial focus have been in biologics, vaccines, drugs and medical devices. Dr. Chandran is a distinguished biotechnology veteran with nearly 30 years of leadership positions. Dr. Chandran brings valuable in-depth knowledge and experience in various aspects of the pharmaceutical industry, make him a valuable member of the board.
UDAY SAXENA, PH.D. has been a member of our Board since June 2022 and currently serves as a Co-Founder of start-up biotech company, ReaGene Innovations. Dr. Saxena has held Executive and Leadership positions at Parke-Davis in Ann Arbor, AtheroGenics in Atlanta (VP Drug Discovery), Dr. Reddy’s Laboratories (Chief Scientific Officer, US and India) and Kareus Therapeutics (CEO). Dr. Saxena was associated with the Team at Parke-Davis/Pfizer that discovered Lipitor®/atorvastatin, the largest selling (peak sales of $17 billion dollars) drug in pharma business. Dr. Saxena led teams that brought several drug candidates from an idea into the clinic. Dr. Saxena’s current research interests are translational product discovery. His passion is to continue being an entrepreneur having initiated biotech companies in the US and India. Dr. Saxena has a Ph.D. in Biochemistry from Memorial University and Post-doctoral training at Columbia University. Dr. Saxena is one of the few executives who combine excellence in science as well as business side of pharma including being part of a start-up which was successfully listed on Wall Street (NASDAQ). He serves as a review member/Mentor to several DBT panels as well as IKP and CSIR programs. He is a well-known speaker in International and National platforms and recipient of academic and Industry honors. He has published more than 60 papers and been granted/filed 33 patents. Dr. Saxena has a Ph.D. in Biochemistry from Memorial University and Post-doctoral training at Columbia University. Dr. Saxena's expertise in medicine, biopharmaceuticals, and therapeutics, make him a valuable member of the board.
BLAKE HAWLEY, DVM, MBA, has been a member of our Board since June 2022. His experience includes the founding of Cleopatra Life Inc, a private direct-to-consumer women’s health telemedicine-enabled platform delivering bio-identical hormone therapy to women on patent-pending platform technology. His acquisition of a formulation laboratory allows licensing of novel and patented products in human health and foods through Motega Holdings, Inc dba Motega Health. He also founded SBH Nutrition Science, LLC which develops nutritional formulations for companies in the pet food and treat space both domestically and globally as well as Cedoga Consulting, LLC which works with companies to help develop and commercialize veterinary and pet health products. His background includes 30 years in the health and nutrition space. Prior to these companies, Dr. Hawley worked in animal health, pharmaceuticals, and foods for multimillion-dollar businesses. He served as the President and CEO of an Australian-founded animal health start-up. Prior to this, Dr. Hawley was Chief Commercial Officer for Kindred Biosciences, where he helped investigate and commercialize multiple new animal drugs and therapeutic foods. He held various senior management roles at Colgate-Palmolive’s division Hill’s Pet Nutrition Inc, working across 23 countries and 3 continents. In addition to the Company, he sits on the Board of Directors for Torigen Pharmaceuticals Inc. and CytoNest Inc, both private companies. Hawley graduated from North Carolina State University with a Bachelor of Science degree in zoology. Hawley earned his Doctorate in Veterinary Medicine from North Carolina State University in 1991. Hawley earned an M.B.A. from the University of Kansas Business School in 2002. Hawley is a 2017 graduate of Pipeline Entrepreneurs, and a graduate of the Village Capital Agricultural 2016 Entrepreneur Cohort and the 2020 Black & Veatch Covid IgniteX accelerator. Dr. Hawley's expertise in medicine, biopharmaceuticals, and therapeutics, make him a valuable member of the board.
JOHN KALLASSY, MBA, CPA has been a member of our Board since September 2022. Since 2017, Mr. Kallassy has served as Chief Executive Officer and Chairman of Bactana Corp, where he leads researchers in developing microbial based solutions that help pets suffering from metabolic diseases and promote sustainable livestock farming. Mr. Kallassy also serves as Chief Financial Officer of companion animal autologous cancer vaccine company Torigen Pharmaceuticals, Inc. From 2014 through 2016 Mr. Kallassy was the Chief Financial and Operating Officer at Jaguar Health where he oversaw the company’s Nasdaq IPO in 2015. Previously from 2012 through 2014, Mr. Kallassy was the co-founder and a licensed investment banker at I-Bankers Direct, LLC, a FINRA registered broker dealer established to provide financial services and advise early-stage technology and life science companies. From 2005 through 2011, Mr. Kallassy was the Chief Executive Officer of Siemens AG spinoff Zargis Medical Corp and CFO its parent company Speedus Corp. While at Zargis, Mr. Kallassy led the global launch of a medical device that was awarded “2009 Product of the Year” by Popular Science magazine. In 2011 John led the sale Zargis’ key assets to 3M, where he was hired for the next year to help integrate the acquired assets into 3M’s global product portfolio. Mr. Kallassy received his M.B.A. from Cornell University, earned his bachelor’s degree in biology from the State University of New York at Brockport, and studied pharmacology at the University of Leeds. Mr. Kallassy’s more than 25 years’ senior-level experiences in both finance and research provides a unique perspective and make him a valuable member of the board.
Required Vote
Directors are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTORS TO THE BOARD OF DIRECTORS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

CORPORATE GOVERNANCE
Director Independence
As required by Nasdaq listing standards, a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards.
Based on these standards, upon the recommendation of our Governance and Nominating Committee, the Board has affirmatively determined that three of the four of our current non-employee directors are “independent,” as defined by the applicable listing standards of Nasdaq. Thus, three of our five current directors are independent under the listing standards of Nasdaq.
Board of Directors Leadership Structure
Our governance structure combines the roles of principal executive officer and Board Chairman. Mr. Michael Handley has served as both Chairman and Chief Executive Officer of the Company since July 2021. The Board believes there are important advantages to Mr. Handley serving in both roles at this time, but may revisit this structure at its discretion in the future. Mr. Handley is the director most familiar with our Company’s business and industry and is best situated to propose the Board’s agendas and lead Board discussions on important matters. Mr. Handley provides a strong link between management and the Board, which promotes clear communication and enhances strategic planning and implementation of corporate strategies. Another advantage is the clarity of leadership provided by one person representing the Company to employees, stockholders and other stakeholders. The Board has not named a lead independent director.
Risk Oversight
Our Board is actively involved in oversight of risks that could affect us. This oversight is conducted primarily by our full Board, which has responsibility for general oversight of risks, and through delegation to the Audit Committee. The Board satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.
In addition, our Board monitors our exposure to a variety of risks through our Audit Committee. Our Audit Committee Charter gives the Audit Committee responsibilities and duties that include discussing with management and the independent registered public accounting firm, our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. Pursuant to the Audit Committee Charter, such discussions should also include our exposure to counterparties or other institutions that we believe are at risk of significant financial distress.
Committees of the Board of Directors
The Board has established three committees: the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee (the “Nominating Committee”).
Audit Committee
Our Company has a separately designated standing audit committee (the “Audit Committee”). Our Audit Committee met four times during fiscal year 2021. This committee currently has three members, John Kallassy (Chair), Blake Hawley, and Uday Saxena, each of whom is independent under the rules of the Nasdaq Capital Market.
The Board has determined that Mr. Kallassy is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K.
Our Audit Committee generally has direct responsibility and oversight for our accounting policies and internal controls, financial reporting practices, and legal and regulatory compliance. More specifically, the Audit Committee is responsible for reviewing and discussing the annual audited financial statements and disclosures with management and our independent auditor; reviewing the financial statements and disclosures provided in our quarterly and periodic reports with management and the independent auditor; and overseeing the external audit coverage, including appointment and replacement of the independent auditor and pre-approval of all audit and non-audit services to be performed by the independent auditor.
Compensation Committee
Our Compensation Committee did not meet during fiscal year 2021. This committee currently has two members, John Kallassy and Uday Saxena, each of whom is independent under the rules of the Nasdaq Capital Market.
The Compensation Committee determines and approves the compensation level of executive officers based on an evaluation of their performance in light of our goals and objectives. The Compensation Committee also considers our performance and relative stockholder return, the level and value of similar incentive awards prevalent in the industry, and awards given to executive officers in past years. The Compensation Committee also has the authority to recommend to the Board compensation for directors and the form of this compensation. The Compensation Committee makes recommendations to the full Board with respect to the adoption, amendment, termination, or replacement of both incentive compensation plans and equity-based plans. The Compensation Committee has the power to retain professionals to assist in the evaluation of director and executive compensation, and has the sole authority to retain and terminate any such professional and to approve the professional’s fees. The Compensation Committee may also establish subcommittees of entirely independent directors to evaluate special or unique matters.
Nominating Committee
Our Nominating and Corporate Governance Committee did not meet during fiscal year 2021. The Nominating and Corporate Governance Committee has two members, Blake Hawley (Chair) and Uday Saxena, each of whom is independent under the rules of the Nasdaq Capital Market.
The Nominating and Corporate Governance Committee generally has responsibility for identifying candidates who are eligible under the qualification standards set forth in our Corporate Governance Guidelines and recommending such eligible individuals to serve as members of the Board. It also makes recommendations to the Board concerning the structure and membership of other Board committees. The Nominating and Corporate Governance Committee is also charged with considering matters of corporate governance generally and reviewing and recommending to the Board, periodically, our corporate governance principles.
In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources.
Meetings of the Board of Directors in 2021
For the fiscal year ended December 31, 2021, there were 8 meetings of the Board. Each of the directors attended, in person or by telephone, more than 75% of the meetings of the Board and the committees on which they served.
Director Nominations
In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the following criteria:
•	Personal and professional ethics and integrity, including a reputation for integrity and honesty in the business community.
•
Experience as an executive officer of companies or as a senior leader of complex organizations, including scientific, government, educational, or large not-for-profit organizations. The Nominating Committee may also seek directors who are widely recognized as leaders in the fields of medicine or the biological sciences and manufacturing or business generally, including those who have received awards and honors in their field.

•	Financial knowledge, including an understanding of finance, accounting, the financial reporting process, and company measures for operating and strategic performance.
•	Possess the fundamental qualities of intelligence, perceptiveness, fairness, and responsibility.
•	Ability to critically and independently evaluate business issues, contributing a diverse perspectives or viewpoints, and making practical and mature judgments.
•	A genuine interest in the Company, and the ability to spend the time required to make substantial contributions as a director.
•	No conflict of interest or legal impediment that would interfere with the duty of loyalty to the Company and its stockholders.
•
Current ownership of common stock of the Company, or a willingness to acquire shares of common stock, to further align the interests of non-employee directors with the interests of the Company’s stockholders.

Directors should have varied educational and professional experiences and backgrounds that, collectively, provide meaningful guidance and counsel to management. Diversity of background, including gender, race, ethnic or national origin, age, and experience in business, government, education, international experience and other areas relevant to the Company’s business are factors considered in the selection process. As a company, we are committed to creating and sustaining a culture of inclusion and fairness. In addition, the Nominating Committee reviews the qualifications of the directors to be appointed to serve as members of the Audit Committee to ensure that they meet the financial literacy and sophistication requirements under applicable Nasdaq rules and that at least one of them qualifies as an “audit committee financial expert” under the applicable SEC rules.
Set forth below is information concerning the gender and demographic background of each of our current directors, as self-identified and reported by each director. This information is being provided in accordance with Nasdaq’s board diversity rules.
The below board diversity matrix reports self-identified diversity statistics for our Board.
Board Diversity Matrix (As of August 30, 2022)
Total Number of Directors	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors		5

Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian	1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	3
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background	1
The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations must be submitted to the Nominating Committee in accordance with Section 5 of the Company’s Bylaws to the Secretary at the Company’s principal executive office. For a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must provide timely notice and certain information about the stockholder and the nominee. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of Stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) and other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
In addition, each director nominee must provide the same information, as well as all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among any nominating stockholder, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such nominating stockholder were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, and a completed and signed questionnaire, provided by the Company’s Secretary relating to any voting commitments. The Company may require any proposed nominee to furnish such other information (A) as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or (B) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.
Governance Policies and Procedures
Code of Ethics for Senior Executives and Financial Officers, Code of Business Conduct and Ethics for Directors and Code of Conduct
The Board has adopted a Code of Ethics for Senior Executives and Financial Officers that is specifically applicable to executive officers and senior financial officers, including our principal executive officer and principal financial officer. Additionally, the Board has adopted the Code of Business Conduct and Ethics for Directors that is specifically applicable to our directors. Both the Code of Ethics for Senior Executives and Financial Officers and the Code of Business Conduct and Ethics for Directors are posted on our website, www.staterabiopharma.com, under the link “Investors” and the section therein titled “Corporate Governance.” We have also adopted a Code of Conduct in order to promote honest and ethical conduct and compliance with the laws and governmental rules and regulations to which we are subject. The Code of Conduct is applicable to all of our employees, officers and directors, and is posted on our website, www.cbiolabs.com, under the link “Investors” and the section therein titled “Corporate Governance.” The Company intends to satisfy the requirement to disclose any amendment to, or waivers from, a provision of its code of ethics by posting such information at this same website.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines to promote effective governance of the Company. The Corporate Governance Guidelines are available on our website at www.staterabiopharma.com under “Investor Relations—Governance—Governance Documents.”
Annual Meeting Attendance
As set forth in our Corporate Governance Guidelines, members of the Board are expected to devote sufficient time and attention to prepare for, attend and participate in Board meetings, shareholder meetings, and meetings of committees of the Board on which they serve.
Whistleblower Policy
The Company has established a whistleblower policy by which confidential complaints may be raised anonymously within the Company. Employees that wish to submit complaints confidentially should submit an anonymous written complaint directly to the Compliance Officer (as described in the policy). Complaints submitted through this confidential process that involve the Company’s accounting, auditing, and internal auditing controls and disclosure practices will be presented to the Audit Committee. The policy is available on our website at www.staterabiopharma.com under “Investor Relations—Governance—Governance Documents.”
Insider Trading Policy
The Company maintains an insider trading policy that provides that the Company’s personnel may not buy, sell or engage in other transactions in the Company’s stock while aware of material non-public information and that restricts trading in Company securities for a limited group of Company employees (including executive officers and directors) to defined window periods that follow our quarterly earnings releases. The policy is available on our website at www.staterabiopharma.com under “Investor Relations—Governance—Governance Documents.”
The Company’s Insider Trading Policy also provides that directors, officers and employees should not engage in any of the following activities with respect to the securities of the Company: (i) trading in securities on a short-term basis by directors and officers (any security of the Company purchased by an officer or director must be held for a minimum of six months prior to sale, unless the security is subject to forced sale, including as a result of a merger or acquisition involving the Company; (ii) purchase on margin; (iii) short sales; or (iv) buying or selling puts, calls or options to purchase or sell any of the Company’s securities, other than options granted by the Company or bona fide pledges.
Anti-Hedging Policies
The Company does not currently have a policy prohibiting employees, officers, or directors from engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
Procedures for Contacting Directors
The Company has adopted a procedure by which stockholders may send communications to one or more members of the Board by writing to such director(s) or to the whole Board, care of the Corporate Secretary, Statera Biopharma, Inc., 4333 Corbett Drive, Suite 1082, Fort Collins, Colorado. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters must clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in this proxy statement those persons who did not file these reports when due. Based solely on a review of reports furnished to us, or written representations from reporting persons, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for 2021 by Section 16(a) under the Exchange Act with the exception of (i) four Form 3 reports, one each for John Kallassy, a director, Blake Hawley, a director, Uday Saxena, a director and Christopher Zosh, our Interim Principal Financial Officer, Interim Principal Accounting Officer and Executive Vice President of Finance and (ii) two Form 4 reports, one each for Michael K. Handley, Chief Executive Officer and Chairman, and Robert W. Buckheit, Jr., Chief Technology Officer.
Certain Relationships and Related Transactions
Pursuant to our written Related Party Transaction Policy, the Audit Committee must provide written approval in advance for any transaction that could involve an actual, potential or perceived conflict of interest, including transactions where employees or directors have a substantial financial interest in any of our competitors, customers or suppliers, or where gifts or loans of value in excess of $120,000 are received in a year from our suppliers, customers or competitors. The policy also requires advance written approval for any transaction where an employee or director owns a substantial interest in an entity that has a prospective business relationship with, or is a competitor of, us. In determining whether to approve any transaction requiring review under the policy, the Audit Committee considers whether the terms of the transaction are fair and on the same basis as would apply for a non-related party; whether there are business reasons for the Company to enter into the transaction; whether the transaction would impair the independence of an independent director; and whether the transaction would present an improper conflict of interest for a director or executive of the Company. There were no transactions with related persons required to be reported that were not reviewed and approved by the Audit Committee that were entered into during the years ended December 31, 2021 and December 31, 2020.

EXECUTIVE OFFICERS
The following table sets forth certain information regarding our executive officers. The Board elects officers annually and such executive officers serve at the discretion of the Board. There are no family relationships among any of our directors or executive officers.
Name	Age	Position
Michael Handley	51	President and Chief Executive Officer
Robert W. Buckheit, Jr.	62	Chief Technology Officer
Andrei Gudkov, Ph.D., D. Sci.	65	Vice President of Global Development
Christopher Zosh	47	Interim Principal Financial Officer, Interim Principal Accounting Officer and Executive Vice President of Finance
Michael K. Handley, Chief Executive Officer. See “The Board of Directors” above.
Robert W. Buckheit, Jr., Ph.D., Chief Technology Officer. Dr. Buckheit became our Chief Technology Officer upon the closing of the Merger on July 27, 2021. Dr. Buckheit also serves as Chief Technology Officer for Old Cytocom, a position he has held since July 2020. Dr. Buckheit founded ImQuest Biosciences in 2004 and has served as its President and Chief Scientific Officer since its inception. Under Dr. Buckheit’s leadership, ImQuest BioSciences was named Small Company of the Year by the Maryland Biotechnology Council and the Frederick County Entrepreneur Council honored Dr. Buckheit as Entrepreneur of the Year for 2010. Dr. Buckheit’s experience with anti-infective evaluations has resulted in over 175 publications of peer-reviewed literature. Dr. Buckheit received a Bachelor of Science degree in biology from Lehigh University in 1982, a Ph.D. in microbiology and immunology from Duke University in 1986, and completed a postdoctoral fellowship in virology, cell and microbiology at The University of North Carolina at Chapel Hill in 1989.
Andrei Gudkov, Ph.D., D. Sci., Global Head of Research & Development. Dr. Gudkov became our Global Head of Research & Development upon the closing of the Merger on July 27, 2021. Prior to that, he served as our Chief Scientific Officer from our inception in June 2003, and served as a director from our inception in June 2003 until April 2016. From 2007 to 2019, Dr. Gudkov served as Senior Vice President of Basic Science at Roswell Park Comprehensive Cancer Center (Roswell Park) and since 2019 he has served as Senior Vice President of Research Technology and Innovation at Roswell Park. Since 2007, he has served as Chairman of the Department of Cell Stress Biology at Roswell Park. He also serves as a Director for Everon Biosciences, Inc., Oncotartis Inc., Incuron Inc., Panacela Labs, Inc., and Chief Science Officer of Genome Protection, Inc., an anti-aging drug development company jointly owned by the Company. From 2001 to 2007, he was Chairman of the Department of Molecular Biology at the Lerner Research Institute at the Cleveland Clinic and Professor of Biochemistry at Case Western Reserve University. Prior to this, he was a tenured faculty member in the Department of Molecular Genetics at the University of Illinois at Chicago, where his lab concentrated on the development of new functional gene discovery methodologies and the identification of new candidate cancer treatment targets. Before immigrating to the United States in 1990, Dr. Gudkov worked at The National Cancer Research Center in Moscow, where he led a broad research program focused on virology and cancer drug resistance. Dr. Gudkov holds a Ph.D. and D. Sci. Degree in Experimental Oncology from the Cancer Research Center (Moscow, Russia).
Christopher Zosh, Interim Principal Financial Officer and Interim Principal Accounting Officer. Mr. Zosh became our Principal Financial Officer and Principal Accounting Officer in May 2022 following the resignation of the Company's Chief Financial Officer. Mr. Zosh has served as interim principal executive officer and principal financial officer from December 2019 until July 27, 2021. Mr. Zosh served as Vice President of Finance of the Company since January 1, 2019. Prior to that, he served as Acting Finance Director of the Company, from July 2017 through December 2018, and Senior Accountant, from June 2014 through June 2017, where his responsibilities have included overseeing the Company’s internal accounting and financial reporting functions. Since July 1, 2017, he has also served on the board of directors of Panacela Labs, Inc., a joint venture between the Company and Joint Stock Company “Rusnano,” a Russian investment fund, in which the Company holds a 66.77% equity interest. Prior to joining the Company, Mr. Zosh held several positions over his fourteen-year career with Sodexo, a facilities management and food service company to schools, universities, hospitals, senior living communities, venues and other vital industries, the most recent of which was Financial Accounting Analyst. In addition, Mr. Zosh served as an Orthopedic Specialist in the United States Army Reserves. He holds a bachelor’s degree in business administration with a concentration in accounting from the State University of New York at Buffalo.

Summary Compensation Table
The following table shows the total compensation paid or accrued during the last two fiscal years ended December 31, 2021 and 2020 to our (1) Chief Executive Officer, (2) Former President, (3) Former Chief Financial Officer, and Former Chief Legal Officer.
Name and Principal Position	Year	Salary ($)	All Other Compensation ($)	Total ($)
Michael K. Handley President and Chief Executive Officer	2021	540,000	2,333,818(1)	2,873,818
	2020	252,498	158,500(2)	410,998
Noreen Griffin Former President	2021	440,000	1,899,744(1)	2,339,744
	2020	223,331	110,000(3)	333,331
Peter Aronstam Former Chief Financial Officer	2021	312,500	543,585(4)	856,085
	2020	145,831	106,250(5)	252,081
Cozette McAvoy Former Chief Legal Officer	2021	381,667	581,992(4)	963,659
	2020	181,665	96,856(6)	278,521
(1)	Includes compensation associated with RSUs which vested in July 2022.
(2)	Includes sign on bonus as well as non-employee compensation.
(3)	Includes sign on bonus.
(4)	Includes compensation associated with RSUs which vested in July 2022 as well as special cash award.
(5)	Includes sign on bonus as well as special cash award.
(6)	Includes sign on bonus, special cash award, and non-employee compensation.
Narrative Disclosure to Summary Compensation Table
Michael K. Handley
Michael K. Handley, President and Chief Executive Officer. In April 2020, Old Cytocom, now a wholly owned subsidiary of the Company, entered into an employment agreement with Mr. Handley, who currently serves as the Chief Executive Officer of Old Cytocom and the Company. That agreement was subsequently amended in August 2020 and September 2020 and again in October 2020. The agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Mr. Handley at any time. The employment agreement sets forth his initial annual base salary of $540,000, a sign-on bonus of $135,000 and a target annual bonus opportunity equal to 55% of base salary. Mr. Handley’s employment agreement, as amended, provides for severance benefits upon a termination of his employment by Old Cytocom without “cause” or his resignation for “good reason,” subject to Mr. Handley’s execution of a general release of claims. The severance benefits include continuation of his base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Mr. Handley will also receive a payment equal to his target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Executive Officer of the Company, Mr. Handley will also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.
Noreen Griffin
Noreen Griffin., the former President of Old Cytocom until September 2020 and then the Executive Vice President of Operations of Old Cytocom and the Company, was terminated by the Company in April 2022. In August 2020, Old Cytocom, now a wholly owned subsidiary of the Company, entered into an employment agreement with Ms. Griffin, as the President of Old Cytocom until September 2020 and then served as Executive Vice President of Operations of Old Cytocom and the Company. The employment agreement was subsequently amended in September 2020 and again in September 2020. The employment agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Ms. Griffin at any time. The employment agreement sets forth the initial annual base salary of $440,000, a sign-on bonus of $110,000 and a target annual bonus opportunity equal to 55% of base salary. Ms. Griffin's employment agreement, as amended, provides for severance benefits upon a termination of her employment by Old Cytocom without “cause” or her resignation for “good reason,” subject to

Ms. Griffin’s execution of a general release of claims. The severance benefits include continuation of her base salary for six (6) months and six (6) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Ms. Griffin will also receive a payment equal to her target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. Ms. Griffin was also be eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.
Peter Aronstam
Peter Aronstam, Ph.D., the former Chief Financial Officer resigned from the Company in May 2022. In April 2020, Old Cytocom entered into an employment agreement with Mr. Aronstam, who served as Chief Financial Officer of Old Cytocom and the Company. The employment agreement was subsequently amended in September 2020, October 2020 and August 2021. The employment agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Mr. Aronstam at any time. The employment agreement, amended, sets his initial annual base salary of $400,000, provided for an initial sign-on bonus of $81,250 and a target annual bonus opportunity equal to 45% of base salary. Mr. Aronstam’s employment agreement, as amended, provides for severance benefits upon a termination of his employment by Old Cytocom without “cause” or his resignation for “good reason,” subject to Mr. Aronstam’s execution of a general release of claims. The severance benefits include continuation of his base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Mr. Aronstam will also receive a payment equal to his target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Financial Officer of the Company, Mr. Aronstam was eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.
Cozette McAvoy
Cozette McAvoy, the former Chief Legal Officer resigned from the Company in March 2022. In August 2020, Old Cytocom entered into an employment agreement with Ms. McAvoy, who served as Chief Legal Officer of Old Cytocom and the Company. The employment agreement was subsequently amended in September 2020, October 2020 and February 2021. The employment agreement, as amended, provides for a three-year term and may be terminated either by Old Cytocom or Ms. McAvoy at any time. The employment agreement, amended, sets her initial annual base salary of $390,000, provided for an initial sign-on bonus of $56,856 and a target annual bonus opportunity equal to 45% of base salary. Ms. McAvoy's employment agreement, as amended, provides for severance benefits upon a termination of her employment by Old Cytocom without “cause” or his resignation for “good reason,” subject to Ms. McAvoy's execution of a general release of claims. The severance benefits include continuation of her base salary for twelve (12) months and twelve (12) months of COBRA premiums paid by Old Cytocom. In addition, if such termination without “cause” or for “good reason” occurs within the twelve (12) month period immediately following a “change in control,” Ms. McAvoy will also receive a payment equal to her target annual bonus for the calendar year in which the termination occurs, payable in a lump sum within 60 days of termination. As Chief Legal Officer of the Company, Ms. McAvoy was eligible to participate in the Company’s plans and arrangements that do not discriminate in scope, terms or operation in favor of executive officers or directors that are generally available to all salaried employees of the Company.

Outstanding Equity Awards at Fiscal Year-End
The following table shows grants of stock options outstanding on the last day of the fiscal year ended December 31, 2021, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table. There were no stock option exercises by any of our named executive officers during the fiscal year ended December 31, 2021. There were no outstanding stock awards that were not then exercisable to the executive officers named in the Summary Compensation Table on the last day of the fiscal year ended December 31, 2021.
	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date
Andrei Gudkov	6,250	3.20	4/22/2025
	7,500	13.60	3/13/2024
	4,203	30.80	5/12/2023
	2,813	67.00	1/22/2022
Christopher Zosh	125	10.40	6/16/2024
	300	3.20	4/22/2025
	Restricted Stock Units
Name	Number of Securities Underlying Restricted Stock Units (#)	Vesting Date
Michael K. Handley	308,774	8/15/2022
Robert W. Buckheit, Jr.	25,379	8/15/2022
Director Compensation
The following is a description of the cash compensation arrangements under which the other directors are currently compensated for board and committee services.
Position	Annual Fee	Compensated Directors
Board Member	$35,000	Messrs. Hawley, Kallassy, Chandran, Saxena
Audit Committee Chair	15,000	Mr. Kallassy
Compensation Committee Chair	10,000	Mr. Chandran
Governance Committee Chair	8,000	Mr. Hawley
Audit Committee Member	7,500	Messrs. Hawley and Chandran
Compensation Committee Member	5,000	Messrs. Kallasy and Saxena
Governance Committee Member	4,000	Messrs. Chandran and Saxena
In addition to annual cash compensation, the Company from time to time compensates members of the Board with equity in the form of options to purchase shares of our common stock. In 2021, the Company did not grant stock to any member of the Board for services performed since our 2021 Annual Meeting. Each of our directors is also reimbursed for reasonable out-of-pocket expenses incurred in attending our board or board committee meetings.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2021 to each of our directors by the Company.
Name	Paid or earned in cash ($)	Total ($)
Michael K. Handley(1)	—	—
Blake Hawley(2)	—	—
John Kallassy(2)	—	—
Satish Chandran(2)	—	—
Uday Saxena(2)	—	—
(1)	Mr. Handley receives no additional compensation for severing on the Board.
(2)	Appointed subsequent to year-end.

AUDIT COMMITTEE REPORT
The members of the Audit Committee are Mr. Kallassy (Chairman), Dr. Saxena and Dr. Hawley, who are independent directors and meet the eligibility standards for audit committee service under the rules of Nasdaq.
Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements and the Company’s internal control over financial reporting. The independent registered public accounting firm of BF Borgers CPA LLP is responsible for performing an independent audit of the Company’s consolidated financial statements. Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the registered public accounting firm.
In this context, the Audit Committee reports as follows:
1.	The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2021;
2.
The Audit Committee has discussed with representatives of BF Borgers CPA LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC;

3.
The Audit Committee also has received and reviewed the written disclosures and the letter from BF Borgers CPA LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence;

4.	The Audit Committee also has considered whether the provision by BF Borgers CPA LLP of non-audit services to the Company is compatible with maintaining BF Borgers CPA LLP independence; and
5.	The Audit Committee also has instructed the registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.
Audit Committee

John Kallassy (Chairman)
Uday Saxena
Blake Hawley
The foregoing report of the Audit Committee shall not be deemed filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, nor shall such report be incorporated by reference by any general statement incorporating by reference this proxy statement or future filings into any filing under such Acts except to the extent that the Company specifically incorporates such report by reference.

AUDIT AND NON-AUDIT FEES
As previously reported on the Company’s Current Report on Form 8-K dated April 15, 2022, on April 11, 2022, Tuner, Stone & Company, LLP (“TSC”) resigned as our independent registered public accounting firm. As previously reported on the Company’s Current Report on Form 8-K dated August 3, 2022, on June 13, 2022 (the “Engagement Date”), the Audit Committee approved BF Borgers CPA LLP (“BF Borgers”) as the Company’s independent registered public accounting firm effective as of such date.
The audit reports of TSC on the audited consolidated financial statements of the Company for each of the two fiscal years ending December 31, 2020 and December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the fiscal years ended December 31, 2021 and December 31, 2020, as well as during the subsequent interim period preceding June 13, 2022, there were no (i) “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between the Company and TSC with respect to any matter relating to accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of TSC, would have caused TSC to make reference to the subject matter of the disagreement in its reports on the Company’s financial statements with respect to such periods; or (ii) “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
On June 13, 2022, the Company engaged BF Borgers as its new independent registered public accounting firm upon the approval of the Audit Committee. During the years ended December 31, 2021 and December 31, 2020, and the subsequent interim period through June 13, 2022, the effective date of the Company’s engagement of BF Borgers, the Company did not consult with BF Borgers regarding any of the matters or events set forth in Items 304(a)(2)(i) or (ii) of Regulation S-K.
For the financial years ended December 31, 2020 and December 31, 2021, the Company was billed the following fees for audit, audit-related, tax and all other services provided to the Company by its current external auditor, BF Borgers. In addition, as described above, TSC served as our independent registered accounting firm until April 11, 2022. TSC fees are not included in the audit and non-audit fee summary below.
Fiscal Year Ended December 31,
	2021	2020
Audit Fees(1)	—	—
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	—	—
(1)
Consists of fees for professional services for the audit of the Corporation’s annual financial statements, interim reviews, securities filings, Sarbanes–Oxley Act Section 404 opinion on internal control over financial reporting and consultations on accounting or disclosure issues.

(2)
Consists of fees for professional services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and which are not reported under “Audit Fees” above.

(3)	Consists of fees for professional services for tax compliance, tax advice and tax planning. Tax fees include, but are not limited to, preparation of tax returns and R&D tax credit claims.
(4)	Consists of fees for other professional advisory services.
The Company paid BF Borgers $220,000 for audit fees in 2022, of which $110,000 related to the audit for fiscal year 2021 and $110,000 related to the audit for fiscal year 2020. The Company paid BF Borgers $0 for audit-related fees in 2022, of which $0 related to the audit professional services for fiscal year 2021 and $0 related to the audit professional services for fiscal year 2020. The Company paid BF Borgers $0 for tax fees in 2022, of which $0 related to the tax professional services for fiscal year 2021 and $0 related to the tax professional services for fiscal year 2020. The Company paid $0 for all other fees in 2022, of which $0 related to the services for fiscal year 2021 and $0 related to the services for fiscal year 2020.
Audit Committee Pre-Approval Policies and Procedures
We have not adopted audit committee pre-approval policies and procedures. None of the services were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of the SEC’s Regulation S-X during 2021 or 2020.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
Background
Upon the recommendation of our Audit Committee, the Board has appointed BF Borgers CPA LLP as our independent public auditor for our fiscal year ending December 31, 2022. Although the selection of auditor does not require ratification, the Board has directed that the appointment of BF Borgers CPA LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company. A representative BF Borgers CPA LLP is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions from stockholders.
Required Vote
Approval of the ratification of our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast on such proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A quorum must be present at the Annual Meeting for a valid vote.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS, UPON THE RECOMMENDATION OF THE AUDIT COMMITTEE, RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BF BORGERS CPA LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2022. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE RATIFICATION OF BF BORGERS CPA LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL 3 – APPROVAL OF REVERSE STOCK SPLIT
Background
At the annual meeting, stockholders will be asked to approve an amendment to our Restated Certificate of Incorporation (“COI”) to effect a reverse stock split of our issued and outstanding common stock by a numerical ratio of not less than 1-for-10 and not greater than 1-for-60 with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Board and publicly announced by the Company on or before December 16, 2023. The proposed amendment to the COI reflecting the Reverse Stock Split is included in Annex A to this Proxy Statement. By approving this proposal, stockholders would give the Board the authority, but not the obligation, to effect the Reverse Stock Split and full discretion to approve the ratio at which shares of common stock will be reclassified, from and including a ratio of 1-for-10 and up to and including a ratio of 1-for-60. The ratio (if any) selected by the Board for the Reverse Stock Split would be publicly disclosed by the Company to the stockholders on or before the date on which the amendment to the COI reflecting the Reverse Stock Split is filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”).
We are requesting stockholder approval to effect the Reverse Stock Split at a ratio of not less than 1-for-10 and not more than 1-for-60, with the exact ratio determined by the Board and publicly announced by the Company on or before December 16, 2023, to provide the Board with the flexibility to determine the appropriate ratio and timing for the Reverse Stock Split based upon our performance and other market factors. However, the Board reserves the right to elect not to proceed with the Reverse Stock Split, even if approved, and to abandon the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer in the best interests of our stockholders. No further action by the stockholders will be required for the Board to either implement or abandon the Reverse Stock Split. For the avoidance of doubt, except as otherwise specified herein, all share and dollar amounts set forth in this proxy statement are on a pre-Reverse Stock Split basis.
If the Board does not effect the Reverse Stock Split on or before December 16, 2023, any authority granted to the Board by our stockholders pursuant to this Proposal 3 will terminate.
Reasons for the Reverse Stock Split
The Board has authorized the resolution to seek stockholder approval to effect the Reverse Stock Split with the primary intent of increasing the price of our common stock in order to meet The Nasdaq Capital Market’s minimum price per share criteria for continued listing on that exchange. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the symbol “STAB.” The Board believes that, in addition to increasing the price of our common stock, the Reverse Stock Split would also reduce certain of our costs, such as Nasdaq listing fees, and make our common stock more attractive to a broader range of institutional and other investors. The combination of lower transaction costs and increased interest from institutional investors and investment funds may ultimately improve the trading liquidity of our common stock. Accordingly, we believe that authority granted to the Board to effect the Reverse Stock Split is in the Company’s and the stockholders’ best interests.
On March 23, 2022, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying us that we were not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Rule”), as the minimum bid price for our listed securities was less than $1.00 for the previous 30 consecutive business days. Our common stock is listed on The Nasdaq Capital Market, which imposes, among other requirements a minimum bid price requirement.
Under Nasdaq Listing Rule 5810(c)(3)(A), we were granted a 180-calendar day grace period, or until September 19, 2022, to regain compliance with the minimum bid price requirement. The continued listing standard would be met if we could evidence a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-calendar day grace period. On October 6, 2022, we had a hearing before the Nasdaq Hearings Panel (the “Panel”), we presented our plan to evidence full compliance with Nasdaq’s applicable requirements for continued listing and request an extension of time to do so. We are taking definitive steps to evidence compliance with the Nasdaq’s listing criteria as soon as possible. On October 26, 2022, we received a determination from the Nasdaq Hearings Panel granting our request for the continued listing of its common stock on Nasdaq, subject to our satisfaction of certain interim milestones and, ultimately, our compliance with all applicable criteria for continued listing on Nasdaq, including the $1.00 bid price and $2.5 million stockholders’ equity requirements as set forth in Nasdaq Listing Rules 5550(a)(1) and 5550(b)(2), respectively, by no later than January 31, 2023. In the event we do not regain compliance with the $1.00 bid price requirement by January 31, 2023,

Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, we may appeal Nasdaq’s determination to a Hearings Panel with a plan to regain compliance.
In addition to establishing a mechanism for the price of our common stock to meet Nasdaq’s minimum bid price requirement, we also believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors. It is our understanding that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. It is also our understanding that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Conversely, we understand that low-priced stocks attract the interest of short-term traders, which may result in significant volatility due to short sellers of common stock and buy-and-hold decisions of longer investors. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. However, some investors may view the Reverse Stock Split negatively because it reduces the number of shares of common stock available in the public market.
Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the Reverse Stock Split, that the market price of our common stock will not decrease in the future, or that our common stock will achieve a high enough price per share to permit its continued listing by Nasdaq.
Certain Risks Associated with the Reverse Stock Split
In evaluating the proposed Reverse Stock Split, the Board also took into consideration certain risks associated with reverse stock splits generally, including the negative perception of reverse stock splits held by some investors, analysts and other stock market participants, the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels, and the risks described below.
There can be no assurance that the total market capitalization of our common stock (the aggregate value of our common stock at the then market price) after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our common stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split.
There can be no assurance that the market price per share of our common stock after the Reverse Stock Split will remain unchanged or increase in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing price of our common stock on November 8, 2022, of $0.13 per share, if the Board were to implement the Reverse Stock Split and utilize a ratio of 1-for-25, we cannot assure you that the post-split market price of our common stock would be $3.25 (that is, $0.13 multiplied by 25) per share or greater. The market price of our common stock may fluctuate and potentially decline after the Reverse Stock Split, such as the decline in the market price of our common stock that we experienced after our previous reverse stock splits effectuated January 28, 2015.
Accordingly, the total market capitalization of our common stock after the Reverse Stock Split when and if approved and effected may be lower than the total market capitalization before the Reverse Stock Split. Moreover, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split.
If the Reverse Stock Split is approved and effected, the resulting per-share market price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
A decline in the market price of our common stock after the Reverse Stock Split is approved and effected may result in a greater percentage decline than would occur in the absence of the Reverse Stock Split.
If the Reverse Stock Split is approved and effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Stock Split. The market price of our common stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of common stock outstanding.
Because the number of authorized shares of our common stock will not be reduced proportionately, the reverse stock split will increase the Board’ ability to issue authorized and unissued shares without further stockholder action. Without taking into account the impact of the proposed reverse stock split, we already have a substantial number of authorized but unissued shares of stock, the issuance of which would be dilutive to our existing stockholders and may cause a decline in the trading price of our common stock. With respect to authorized but unissued and unreserved shares, we could also use such shares to oppose a hostile takeover attempt or delay or prevent changes in control or changes in or removal of management. We have an existing at the market offering agreement with EF Hutton, division of Benchmark Investments, LLC for an “at the market” equity offering program. Other than the foregoing, there are no existing plans, arrangements or understandings relating to the issuance of any of the authorized, but unissued and unreserved shares, whether available as a result of the proposed reverse stock split or otherwise.
Effecting the Reverse Stock Split; Board’ Discretion to Implement Reverse Stock Split
If approved by stockholders at the annual meeting and the Board decides that it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, the Board will establish an appropriate ratio for the Reverse Stock Split based on several factors existing at such time, the Company will publicly announce the ratio selected by the Board and we will subsequently file an amendment to the COI, in the form of the proposed amendment to COI attached in Annex A. The Board will consider, among other factors, prevailing market conditions, the likely effect of the Reverse Stock Split on the trading price of our common stock and on our compliance with applicable Nasdaq listing requirements, and the marketability and liquidity of our common stock. The Board will also determine the appropriate timing for filing the amendment to our COI with the Delaware Secretary of State to effect the Reverse Stock Split. If, for any reason, the Board deems it advisable, the Board in its sole discretion may abandon the Reverse Stock Split at any time prior to the effectiveness of the amendment to our COI, without further action by our stockholders. Assuming the Board determines that it is in the best interests of the Company and our stockholders to proceed with the Reverse Stock Split, the Reverse Stock Split will be effective as of the date and time set forth in the amendment to our COI that is filed with the Delaware Secretary of State (the “Effective Time”).
At the Effective Time, without any further action on the part of the Company or our stockholders, the outstanding shares of common stock held by stockholders of record as of the Effective Time will be converted into a lesser number of shares of common stock based on the ratio selected by the Board of directors and publicly announce by the Company. For example, if the Board approves a ratio of 1-for-25, a stockholder who holds 100 shares of common stock as of the Effective Time will hold 4 shares of common stock following the Reverse Stock Split.
Effect on Outstanding Shares, Options, and Certain Other Securities
If the Reverse Stock Split is approved and effected, the number of shares of our common stock owned by each stockholder will be reduced in the same proportion as the reduction in the total number of shares outstanding, such that the percentage of our common stock owned by each stockholder will remain unchanged, except for any de minimis change resulting from the treatment of any fractional shares that such stockholder would have received as a result of the Reverse Stock Split. The number of shares of common stock that may be received upon conversion, exercise or exchange, as the case may be, of outstanding options or other securities convertible into, or exercisable or exchangeable for, shares of our common stock, and the exercise or conversion prices for these securities, will also be adjusted in accordance with their terms, as of the Effective Time.
Effect on Registration and Stock Trading
Our common stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange

Act. The proposed Reverse Stock Split will not affect the registration of our common stock under the Exchange Act. If the Reverse Stock Split is approved and effected, our common stock will receive a new CUSIP number.
Mechanics of Reverse Split
If this Proposal 3 is approved by the stockholders at the annual meeting and the Board decides that it is in the best interests of the Company and our stockholders to effect the Reverse Stock Split, our stockholders will be notified of the ratio for the Reverse Stock Split selected by the Board and that the Reverse Stock Split has been approved and effected. The mechanics of the Reverse Stock Split will differ depending upon whether a stockholder holds its shares of common stock in brokerage accounts or “street name” or whether the shares are registered directly in a stockholder’s name and held in book-entry form or certificate form.
•
Our stockholders who hold shares of common stock in “street name” through a nominee (such as a bank or broker) will be treated in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse Stock Split for their beneficial holders. However, nominees may have different procedures for processing the reverse stock split and stockholders holding shares in “street name” are encouraged to contact their nominees.

•
Our registered stockholders may hold some or all of their shares of common stock electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. Stockholders holding registered shares of our common stock in book-entry form need not take any action to receive post-Reverse Stock Split shares as a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares held.

•
Some of our registered stockholders hold all their shares of common stock in certificate form or a combination of certificate and book-entry form. Stockholders holding shares of common stock in certificate form will receive a transmittal letter from Continental Stock Transfer & Trust Company, LLC (the “Transfer Agent”) as soon as practicable after the effective date of the Reverse Stock Split. The letter of transmittal will contain instructions for the surrender of stock certificates received prior to the Effective Time (the “Old Certificates”) to the Transfer Agent in exchange for new certificates representing the appropriate number of whole shares of common stock giving effect to the Reverse Stock Split. No new stock certificates will be issued to any stockholder until such stockholder has surrendered all Old Certificates, together with a properly completed and executed Letter of Transmittal, to the Transfer Agent. The stockholders will then receive, at their option, either a new certificate or certificates or book-entry shares representing the number of whole shares of common stock into which their pre-Reverse Stock Split shares have been converted as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and to only represent the number of whole shares of post-Reverse Stock Split common stock to which the stockholders are entitled. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Treatment of Fractional Shares
Stockholders who would otherwise hold fractional shares because the number of shares of common stock they hold before the Reverse Stock Split is not evenly divisible, based on the Reverse Stock Split ratio approved by our Board, will be entitled to receive cash (without interest or deduction) in lieu of such fractional shares from our Transfer Agent, upon receipt by our Transfer Agent of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of all old certificate(s), in an amount per share equal to the product obtained by multiplying (a) the closing price per share of our common stock on the effective date for the Reverse Stock Split as reported on the Nasdaq Stock Market by (b) the fraction of the share owned by the stockholder, without interest. The ownership of a fractional share interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.
Effect on Authorized but Unissued Shares of Capital Stock
Currently, we are authorized to issue up to a total of 150,000,000 shares of common stock, of which 54,661,890 shares were issued and outstanding as of the Record Date and 1,000,000 shares of Preferred Stock, of which 0 were issued and outstanding as of the Record Date. The Reverse Stock Split, if approved and effected, will not have any effect on the authorized number of shares of our common stock or Preferred Stock.
Accounting Consequences
The Reverse Stock Split will not affect the par value of our common stock per share, which will remain $0.005 par value per share. As a result, as of the Effective Time, the total of the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.
No Going Private Transaction
Notwithstanding the decrease in the number of outstanding shares following the implementation of the Reverse Stock Split, the Board does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed Reverse Stock Split will not cause the Company to go private.
No Dissenters’ Rights
Under the General Corporation Law of the State of Delaware, stockholders will not be entitled to dissenters’ rights with respect to the proposed amendment to our COI to effect the Reverse Stock Split, and we do not intend to independently provide stockholders with any such right.
Reservation of Right to Abandon the Amendment to our COI
The Board reserves the right to abandon the proposed amendment to our COI described in this Proposal 3 without further action by our stockholders at any time before the Effective Time, even if stockholders approve this Proposal 3 at the annual meeting. By voting in favor of the Reverse Stock Split, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.
Material U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our common stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.
This discussion is limited to U.S. Holders who hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, brokers, dealers or traders in securities, commodities or currencies, stockholders who hold our common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, U.S. Holders that have a functional currency other than the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our common stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.
In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split.
Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign income tax consequences.
The proposed Reverse Stock Split is intended to be treated as a “recapitalization” for U.S. federal income tax purposes pursuant to Section 368(a)(1)(E) of the Code. As a result, a U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of fractional shares, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our common stock exchanged therefor (excluding the amount of such basis that is allocated to any fractional shares for which the U.S. Holder receives cash). The U.S. Holder’s holding period in the shares of our common stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our common stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
A U.S. Holder that receives cash in lieu of fractional shares pursuant to the proposed Reverse Stock Split generally should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our common stock surrendered that is allocated to such fractional shares. Such capital gain or loss generally should be long term if such pre-reverse split shares were held for more than one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
A U.S. Holder of our common stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our common stock generally will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.
The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.
Consequences if the Reverse Split is Not Approved
In the event that the Reverse Stock Split is not approved, we intend to actively monitor the trading price of our common stock on The Nasdaq Capital Market and will consider available options to resolve our non-compliance with the Nasdaq listing rules. We believe that our ability to remain listed on The Nasdaq Capital Market would be significantly and negatively affected if the Reverse Stock Split is not approved. If we are unable to achieve an increase in our stock price and our common stock is subsequently delisted, we could experience significant negative impacts including no longer being able to sell shares under our at-the-market program. In addition, if our common stock is delisted it may adversely affect our ability to obtain alternative debt or equity financing in order to support Company operations.

Required Vote
Approval of the Reverse Stock Split will require the affirmative vote of the holders of a majority of the voting power of the common stock of the Company outstanding as of the Record Date and entitled to vote, voting together as a single class. A quorum must be present at the Annual Meeting for a valid vote.
Effect of Abstentions
Because approval of Proposal 3 is based on the affirmative vote of a majority of the voting power of the common stock, abstentions will be counted for purposes of establishing quorum, and if a quorum is present, will have the same effect as a vote “AGAINST” this proposal with respect to any abstaining shares.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE REVERSE STOCK SPLIT. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL 4 – APPROVAL OF THE ISSUANCE OF UP TO 15,976,737 SHARES OF
COMMON STOCK UPON CONVERSION OF CERTAIN CONVERTIBLE PROMISSORY NOTES
ISSUED OR TO BE ISSUED TO SILVERBACK CAPITAL CORPORATION
Background
Partial Assignment of Promissory Note
On October 18, 2022, the Company entered into the Assignment of Promissory Note (the “First Partial Assignment”) with Avenue Venture Opportunities Fund, L.P. (“Avenue Venture”) and Silverback Capital Corporation (“SCC”), pursuant to which, in consideration for a cash payment of $400,000 by SCC to Avenue Venture, Avenue Venture assigned to SCC a $400,000 portion (the “First Assigned Portion”) of that certain Promissory Note in the aggregate principal amount of $15 million issued by the Company to Avenue Venture, dated as of April 26, 2021 (the “Original Note”), pursuant to the Loan and Security Agreement, dated as of the even date of the Original Note, by and between the Company and Avenue Venture, as supplemented and amended (the “Loan Agreement”). Copies of the Loan Agreement and the Supplement to the Loan and Security Agreement (the “Supplement”) are attached as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 2, 2021. A copy of the Forbearance and Second Amendment to Loan Documents (“Forbearance Agreement”) regarding the Loan Agreement is attached as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2022.
Pursuant to the First Partial Assignment, the Company issued an Amended and Restated Convertible Note Due May 1, 2024 (the “First A&R Note”) in the principal amount of $400,000.00 to SCC as of October 18, 2022 (the “First Issue Date”). The A&R bears interest at a variable rate of interest per annum equal to the sum of (i) the greater of (A) the Prime Rate (as defined in the Supplement) and (B) 3.25% plus (ii) 7.74%. Payment of the aggregate principal amount of the First A&R Note outstanding together with all accrued interest thereon shall be made on May 1, 2024 (the “Maturity Date”). Additionally, SCC has the right to convert, at any time until the Maturity Date, all or any portion of the outstanding principal amount, accrued interest and fees due and payable thereon into shares of common stock of the Company (the “Conversion Shares”) at a conversion price equal to 75% of the lowest trading price of the Company’s common stock during the five trading day period preceding the conversion date inclusive of the conversion date.
On November 7, 2022, the Company entered into a second Assignment Promissory Note with Avenue Venture and SCC (the “Second Partial Assignment”), pursuant to which SCC paid Avenue Capital an additional $400,000 to purchase an additional $400,000 portion of the Original Note (the “Second Assigned Portion”). Pursuant to the Second Partial Assignment, the Company issued an Amended and Restated Convertible Note Due May 1, 2024 (the “Second A&R Note”) in the principal amount of $400,000.00 to SCC as of November 7, 2022 (the “Second Issue Date”). The terms of such Second A&R Note are substantially identical to the terms of the First A&R Note.
In November 2022, the Company expects to enter into a third Assignment Promissory Note with Avenue Venture and SCC (the “Third Partial Assignment”), pursuant to which SCC will pay Avenue Capital an additional $400,000 to purchase an additional $400,000 portion of the Original Note (the “Third Assigned Portion”). Pursuant to the Third Partial Assignment, the Company will issue an Amended and Restated Convertible Note Due May 1, 2024 (the “Third A&R Note” and, together with the First A&R Note and the Second A&R Note, the “A&R Notes”) in the principal amount of $400,000 to SCC (the “Third Issue Date”). The terms of such Third A&R Note will be substantially identical to the terms of the First A&R Note and the Second A&R Note.
The aforementioned conversion right of SCC is subject to certain limitations as set forth in the A&R Notes, including, among others, that (i) SCC may not convert an amount that would be convertible into that number of Conversion Shares which would exceed the difference between the number of shares of common stock beneficially owned by SCC and its affiliates and 4.99% of the outstanding shares of common stock of the Company, and (ii) so long as the rules of the Nasdaq Stock Market so require, the sum of the number of shares of the Company’s common stock that may be issued under the A&R Notes shall be limited to 19.99% of the shares of common stock issued and outstanding immediately prior to the First Issue Date, unless stockholder approval is obtained.
In October and November 2022, SCC converted the First A&R Note in full and the Company issued 3,917,237 shares of common stock in the aggregate in connection with such conversion. In November 2022, SCC converted the Second A&R Note in full and the Company issued 5,059,500 shares of common stock in the aggregate in connection with such conversion.

This summary is intended to provide you with basic information concerning First A&R Note, the First Partial Assignment, the Second A&R Note, the Second Partial Assignment, the Third A&R Note and the Third Partial Assignment. For additional information regarding the terms of the First A&R Note and the First Partial Assignment, refer to our Current Report on Form 8-K, filed with the SEC on October 24, 2022, and exhibits thereto. For additional information regarding the terms of the Second A&R Note and the Second Partial Assignment, refer to our Current Report on Form 8-K, filed with the SEC on November 15, 2022, and exhibits thereto.
Stockholder Approval Requirement
Pursuant to Rule 5635(d), stockholder approval is also required prior to the issuance of securities in connection with a transaction other than a public offering involving: (i) the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by our officers, directors or substantial stockholders equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock. The issuance of shares of common stock to SCC upon the conversion or redemption of the A&R Notes could result in the issuance of shares of common stock that represents more than 20% of our common stock or 20% of the voting power outstanding prior to the issuance of the First A&R Note.
On October 18, 2022, there were 50,744,653 shares of our common stock issued and outstanding. Accordingly, our issuance of more than 10,143,856 shares under the A&R Notes requires the approval of our stockholders under Rule 5635(d). The Company issued a total of 8,976,737 shares of common stock upon conversion in full of the First A&R Note and Second A&R Note in October and November 2022 as described further above.
We are, therefore, seeking stockholder approval for the issuance of up to 15,976,737 shares of common stock, consisting of the 8,976,737 shares of common stock previously issued upon conversion of the First A&R Note and Second A&R Note and (ii) the issuance of up to an additional 7,000,000 of common stock upon conversion of the Third A&R Note.
Required Vote
Approval of the issuance of up to 15,976,737 shares of common stock upon conversion of certain convertible promissory notes issued or to be issued to SCC will require the affirmative vote of a majority of the votes cast on such proposal by the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. A quorum must be present at the Annual Meeting for a valid vote.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ISSUANCE OF UP TO 15,976,737 SHARES OF COMMON STOCK UPON CONVERSION OF CERTAIN CONVERTIBLE PROMISSORY NOTES ISSUED OR TO BE ISSUED TO SILVERBACK CAPITAL CORPORATION. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

OTHER INFORMATION
Attending the Annual Meeting
The Annual Meeting will take place at www.virtualshareholdermeeting.com/STAB2022, on Friday, December 16, 2022, at 10:00 a.m., Eastern Time. If you have questions about attending the Annual Meeting, please contact Investor Relations by phone at 1-888-629-4155 option 6.
Stockholder Proposals
The Company’s Bylaws provide that advance notice of a stockholder’s proposal must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.
To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) and other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
A copy of the full text of the provisions of the Company’s Bylaws dealing with stockholder proposals is available to stockholders from the Secretary of the Company upon written request and an electronic copy of which is available at the SEC’s website located at www.sec.gov. For business or nominations intended to be brought to the 2023 Annual Meeting of Stockholders, the notice deadline is prior to September 17, 2023 but not earlier than August 18, 2023. Stockholder proposals or director nominations submitted outside these dates may not be presented at the 2023 Annual Meeting of Stockholders.
Under the rules of the SEC, stockholders who wish to submit proposals for inclusion in the Proxy Statement for the 2023 Annual Meeting of Stockholders must submit such proposals to the Company by July 20, 2023. Please address such proposals to: Secretary, Statera Biopharma, Inc., 4333 Corbett Drive, Suite 1082, Fort Collins, Colorado.
Expenses and Solicitation
All expenses in connection with this solicitation will be borne by the Company. In addition to the use of the mail, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending soliciting material to their principals.
Householding of Proxy Materials
In some cases, only one copy of this Proxy Statement and our 2021 Annual Report is being delivered to multiple stockholders sharing an address. However, this delivery method, called “householding,” is not being used if the

Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and our 2021 Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. To obtain a separate copy of our Proxy Statement and our 2020 Annual Report, send such request Chris Zosh, Interim Chief Financial Officer, at our offices located at 4333 Corbett Drive, Suite 1082, Fort Collins, Colorado.
Other Business
The Board knows of no business that will be presented for consideration at the meeting other than those items stated above. If any other business should come before the Annual Meeting, votes may be cast pursuant to Proxies in respect to any such business in the best judgment of the person or persons acting under the Proxies. The final results of the balloting at the 2022 Annual Meeting will appear in the Company’s Current Report on Form 8-K within four (4) business days of the meeting.
This Proxy Statement, the Notice of 2022 Annual Meeting of Stockholders and the Company’s 2021 Annual Report are available online at: http:/ir.staterabiopharma.com.
YOUR VOTE IS IMPORTANT!
You are cordially invited to attend the Annual Meeting. However, to ensure that your shares are represented at the meeting, please submit your Proxy or voting instructions by mail. Please see the instructions on the Proxy and voting instruction card. Submitting a proxy or voting instructions will not prevent you from attending the Annual Meeting and voting in person, if you so desire, but will help the Company secure a quorum and reduce the expense of additional proxy solicitation.

ANNEX A
CERTIFICATE OF AMENDMENT TO THE
RESTATED CERTIFICATE OF INCORPORATION OF STATERA BIOPHARMA, INC.
Statera Biopharma, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies that:
1.
The name of the Corporation is Statera Biopharma, Inc. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware (the “the Delaware Secretary of State”) was June 5, 2003, under the name Cleveland BioLabs, Inc. A Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 18, 2010.

2.
This Certificate of Amendment to the Restated Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the General Corporation Law of the State of Delaware and amends the provisions of the Company’s Restated Certificate of Incorporation.

3.	The amendment to the existing Restated Certificate of Incorporation being effected hereby is as follows:
a.	Add the following paragraph at the end of Article Fourth:
“Reverse Stock Split. Upon this Amendment to the Restated Certificate becoming effective pursuant to the DGCL (the “Amendment Effective Time”), each ten (10) to sixty (60) shares of Common Stock issued and outstanding immediately prior to the Amendment Effective Time shall automatically be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors prior to the Amendment Effective Time and publicly announced by the Corporation, without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the product obtained by multiplying (a) the closing price per share of the Common Stock as reported on the Nasdaq Capital Market as of the date of the Amendment Effective Time, by (b) the fraction of one share owned by the stockholder. Each certificate that immediately prior to the Amendment Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.”
4.	This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective at 12:01 a.m., Eastern Time, on [ ], 2022.
****
A-1

IN WITNESS WHEREOF, Statera Biopharma, Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be signed by [   ], its [   ], this [•] day of [•], 2022.
STATERA BIOPHARMA, INC.
A Delaware corporation

By:
Name:
Title:
A-2

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/STAB2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

MOBILE VOTING
On your smartphone/tablet, open the QR Reader and scan the above image. Once the voting site is displayed, enter the Control Number from the proxy card and vote these shares.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D93386-TBD KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

STATERA BIOPHARMA, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect five directors;

Nominees:	**For**	**Against**	**Abstain**
1a. Michael K. Handley	☐	☐	☐
1b. Satish Chandran	☐	☐	☐
1c. Uday Saxena	☐	☐	☐
1d. Blake Hawley	☐	☐	☐
1e. John Kallassy	☐	☐	☐

Statera Biopharma's board of directors unanimously recommends that Statera Biopharma stockholders vote "FOR" each of the director nominees and "FOR" Proposals 2, 3 and 4.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D93387-TBD

STATERA BIOPHARMA, INC.
Annual Meeting of Stockholders
December 16, 2022, 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby appoint(s) Michael K. Handley and Christopher Zosh, or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of STATERA BIOPHARMA, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, Eastern Time on December 16, 2022, or at any adjournment or postponement thereof. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the annual meeting or any adjournments or postponements thereof. The undersigned hereby revokes all previous proxies given to vote at the Annual Meeting of Stockholders to be held on December 16, 2022, or any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side